Exhibit 10.9

Taiwan Cooperative Bank

To: Da Teh Fu Enterprise Ltd.

Date : Dec. 31, 2015

No. 104000551

Regarding the application of loan credit line period extension, we had agreed and terms are as follows,

1. Credit Line: NTD6,400,000.00

2. Interest rate : adjustable rate , base on the savings deposit rate plus  2.38% annual rate (Current rate is 3.68%)

3. Term: from Nov.17, 2015 for one year extension

4. Payment : interest payment every month, each month pay  principle for NTD460,000.00, the principle balance to be pay off  upon the loan expired.

5. Collateral and guarantor:

1.	Guarantor : Shu Hui Chou & Te Hsing Chou

2.	Collateral supplier : Da Te Fu Enterprise Co., Ltd.、Si Her Wang and Lien An I Investment Co.,Ltd.

3.	Collateral : Miao City, Kung Jing Sec. Land No. 904-1 etc. for 27 pieces land, total 1,730.60 pin